Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Marshall Edwards, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated September 28, 2011, relating to the consolidated financial statements of Marshall Edwards, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011.

/s/ BDO USA, LLP

San Diego, California

February 20, 2012